MISONIX, INC.
                    COMPUTATION OF EPS-TREASURY STOCK METHOD
                             NINE MONTH CALCULATION
                                    03/31/99

Avg. number of common shares o/s.          5,842,937      ==========  ==========
Net income for the period                                    DATE      AVERAGE
                                                                        PRICE
                                                                       COMMON
                                         Diluted EPS                    STOCK
                                         -----------      ==========  ==========
Average # of shares under options/
  warrants outstanding                     1,081,833                       8.16
                                                           07/31/98        7.00
                                                           08/31/98        5.25
Option price per share                  0.50 - $6.00       09/30/98        5.88
                                                           10/31/98        5.06
Proceeds upon exercise of optio           $1,731,701       11/30/98        5.75
                                                           12/31/98        5.88
Market price of stock:                                     01/31/99        5.43
  Average                                      $5.53       02/28/99        3.27
                                        ------------       03/31/99        3.58
Treasury shares that could be                                         ---------
  repurchased with proceeds                               Total           55.26
  (proceeds/avg. price)                      313,147                  =========
  (proceeds/closing price)              ============      Average          5.53
                                                                      =========
Excess of shares under option over
  treasury shares that could be
  repurchased                                768,686
                                        ============
Common stock equivalent shares
(incremental shares)                         768,686

Average number of common shares            5,842,937
  outstanding                           ------------

Total average number of common
  and common equivalent shares             6,611,623
                                        ============

Diluted EPS                                    $0.00
                                               =====

                                                         % of                                     Assumed
                                          Granted    Periods o/s    Weighted Avg    Exercise $    Proceeds
                                          -------    -----------    ------------    ----------    --------
Original    A. GERSTENFELD                  3,000        100%           3,000         $2.17         $6,510
Original    J. LABRIZZI                    90,000         34%          30,219         $0.50        $15,110
Original    R. LEE                         30,000        100%          30,000         $0.96        $28,800
Original    B. SWEEZY                       2,250         97%           2,193         $0.50         $1,097
Non-Employe G. GELMAN                     688,500        100%         688,500         $0.73       $502,605
Non-Employe H. ALLIGER                     75,000        100%          75,000         $0.73        $54,750
Non-Employe A. GERSTENFELD                 15,000        100%          15,000         $0.73        $10,950
Non-Employe G. GELMAN                      15,000         11%           1,588         $3.07         $4,875
Non-Employe H. ALLIGER                     15,000         11%           1,588         $3.07         $4,875
Non-Employe A. GERSTENFELD                 15,000         11%           1,588         $3.07         $4,875
       1996 J. LABRIZZI                    60,000         67%          40,292         $4.00       $161,168
       1996 P. GERSTHEIMER                  7,500         56%           4,188         $4.00        $16,752
       1996 M. McMANUS                    165,000         64%         105,985         $5.06       $536,284
       1996 R. ZAREMBA                     15,000         11%           1,588         $3.07         $4,875
       1996 R. MANNA                        7,500        100%           7,500         $4.00        $30,000
       1996 R. MANNA                       15,000         11%           1,588         $3.07         $4,875
       1996 R. LEE                         15,000         11%           1,588         $3.07         $4,875
       1996 C. THOMAS                      15,000         11%           1,588         $3.07         $4,875
       1996 D. NG                           6,000         11%             635         $3.07         $1,949
       1996 T. NOVAK                        6,000         11%             635         $3.07         $1,949
       1996 D. VOIC                         7,500         11%             794         $3.07         $2,438
       1996 TOP EMPLOYEES 5000 OR LES      31,000         11%           3,281         $5.50        $18,046
       1996 OTHER EMPLOYEES                 5,108         26%           1,305         $3.07         $4,006
       1998 R. MANNA                        5,000         26%           1,277         $5.50         $7,024
       1998 B. LEE                          4,000         26%           1,022         $5.50         $5,621
       1998 M. McMANUS                     85,000         64%          54,599         $5.06       $276,271
       1998 M. McMANUS                     50,000         11%           5,292         $3.07        $16,246
                                           ------                       -----         -----        -------
          TOTAL                         1,448,358                   1,081,833                    1,731,701
                                        =========                   =========                    =========

                                  MISONIX, INC.
                    COMPUTATION OF EPS-TREASURY STOCK METHOD
                             THREE MONTH CALCULATION
                                     3/31/99

              ------------------------------------------------------------------
              Avg. number of common shares o/s                        5,910,783
              Net income for the period
              ------------------------------------------------------------------


                                                                    Diluted EPS                                          AVERAGE
                                                                    ------------                                          PRICE
                                                                                                                          COMMON
                                                                                                                          STOCK
                                                                                                                          -----
              Average # of shares under options
                  outstanding                                           887,289

              Option price per share                              $0.50 - $5.00
                                                                                                     12/31/98                  5.88
              Proceeds upon exercise of options                        $837,929                      01/31/99             5.4284615
                                                                                                     02/28/99           3.274592857
              Market price of stock:                                                                 03/31/99           3.579565217
                                                                                                                  ------------------
                 Average                                                  $4.54
                                                                                                  Total                    18.16262
                                                                                                                  ==================
              Treasury shares that could be
                 repurchased with proceeds                                                        Average                      4.54
                                                                                                                  ==================
                 (proceeds/avg. price)                                  184,566
                                                                ===================
                 (proceeds/closing price)

                                                                                                                  ------------------
              Excess of shares under option over
                 treasury shares that could be
                 repurchased                                            702,723
                                                                ===================

              Common stock equivalent shares
              (incremental shares)                                      702,723

              Average number of common shares
                 outstanding                                          5,910,783
                                                                ----------------

              Total average number of common
                 and common equivalent shares                         6,613,506
                                                                ================


              EPS                                                   #VALUE!
                                                                ===================



                                                                        % of                                                Assumed
                                                            Granted   Period o/s            Wghtd Avg      Exercise $       Proceeds
                                                            -------   ----------            ---------      ----------       --------
Orignal          A. GERSTENFELD                              3,000      100%                   3,000           $2.17          $6,510
Orignal          B. SWEEZY                                   2,250       92%                   2,075           $0.50          $1,038
Orignal          R. LEE                                     30,000      100%                  30,000           $0.96         $28,800
Non-Employee     G. GELMAN                                 688,500      100%                 688,500           $0.73        $502,605
Non-Employee     H. ALLIGER                                 75,000      100%                  75,000           $0.73         $54,750
Non-Employee     A. GERSTENFELD                             15,000      100%                  15,000           $0.73         $10,950
Non-Employee     G. GELMAN                                  15,000       32%                   4,833           $3.07         $14,837
Non-Employee     H. ALLIGER                                 15,000       32%                   4,833           $3.07         $14,837
Non-Employee     A. GERSTENFELD                             15,000       32%                   4,833           $3.07         $14,837
            1996 R. ZAREMBA                                 15,000       32%                   4,833           $3.07         $14,837
            1996 R. MANNA                                    7,500      100%                   7,500           $4.00         $30,000
            1996 R. MANNA                                   15,000       32%                   4,833           $3.07         $14,837
            1996 R. LEE                                     15,000       32%                   4,833           $3.07         $14,837
            1996 C. THOMAS                                  15,000       32%                   4,833           $3.07         $14,837
            1996 D. NG                                       6,000       32%                   1,933           $3.07          $5,934
            1996 T. NOVAK                                    6,000       32%                   1,933           $3.07          $5,934
            1996 D. VOIC                                     7,500       32%                   2,417           $3.07          $7,420
            1996 TOP EMPLOYEES 5000 OR LESS                 31,000       32%                   9,989           $3.07         $30,666
            1998 M. McMANUS                                 50,000       32%                  16,111           $3.07         $49,461

                                                     --------------                   ---------------                   ------------

                      TOTALS                             1,026,750                           887,289                         837,929
                                                     =============                    ===============                   ============

                                MISONIX, INC.
                     AVERAGE NUMBER OF SHARES OUTSTANDING
                                   3/31/99

                                      THREE                      NINE
                                      MONTH                      MONTH
                                   CALCULATION                CALCULATION
                                   -----------                -----------
JUNE                                                          5,767,680
JULY                                                          5,767,680
AUGUST                                                        5,767,720
SEPTEMBER                                                     5,767,720
OCTOBER                                                       5,857,720
NOVEMBER                                                      5,857,720
DECEMBER                            5,865,220                 5,865,220
JANUARY                             5,925,220                 5,925,220
FEBRUARY                            5,925,220                 5,925,220
MARCH                               5,927,470                 5,927,470
APRIL
MAY
JUNE
                                   ----------                ----------
                                   23,643,130                58,429,370

DIVIDED BY                                  4                        10
                                   ----------                ----------

AVERAGE                             5,910,783                 5,842,937